Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2020, with respect to the consolidated financial statements included in the Annual Report of CUI Global, Inc. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statements of CUI Global, Inc. on Form S-3 (File No. 333-216672) and on Form S-8 (File No. 333-180519).

/s/ Grant Thornton LLP

Portland, Oregon

March 30, 2020